UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 22, 2013

BROADWAY FINANCIAL CORPORATION

 (Exact name of registrant as specified in its charter)

Delaware	000-27464	95-4547287
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5055 Wilshire Boulevard, Suite 500, Los Angeles, California	90036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (323) 634-1700

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

On August 22, 2013, Broadway Financial Corporation (“Company”) entered into, and concurrently completed, the preferred stock exchange, common stock sale and bank loan modification transactions provided for in the respective agreements described in the following paragraphs.  Except as stated below, each such agreement was dated and effective as of August 22, 2013.

The agreements and transactions described herein were entered into in connection with the recapitalization of the Company (the “Recapitalization”) contemplated in the previously reported Exchange Agreement, dated February 10, 2012, entered into by the Company with the United States Department of the Treasury (the “Treasury Department”), as amended by Amendment No. 1 to Exchange Agreement, dated as of August 8, 2013.  The Exchange Agreement as so amended is referred to herein as the “Treasury Exchange Agreement”.  The purpose of the Recapitalization is to increase the Company’s common equity, eliminate its outstanding preferred stock and accrued dividends thereon, reduce the obligations of its senior bank debt and provide capital for the Company’s wholly-owned bank subsidiary, Broadway Federal Bank, f.s.b. (the “Bank”).  The Company believes that completion of the Recapitalization, including receipt of the stockholder approval with respect to increasing the Company’s authorized Common Stock described below, will facilitate raising additional common equity to meet the working capital needs of the Company and enhance the Company’s ability to maintain the Bank’s compliance with bank regulatory capital requirements.

Treasury Exchange Agreement

Pursuant to the Treasury Exchange Agreement, the Treasury Department agreed to exchange all of the 9,000 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series D, having a liquidation amount of $1,000 per share, and the  6,000 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series E, having a liquidation amount of $1,000 per share, the Company  issued to the Treasury Department under the Troubled Assets Relief Program (collectively, the “TARP Preferred Stock”), including all accrued unpaid dividends thereon, for shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”).  The Treasury Exchange Agreement further provided that the exchanges of preferred stock by the Treasury Department would be conducted on a discounted basis in which Common Stock having a value equal to 50% of the aggregate liquidation amount of the TARP Preferred Stock plus 100% of the unpaid accrued dividends on the TARP Preferred Stock would be issued in the exchange.  The Treasury Exchange Agreement required as conditions to the exchange that the Company concurrently conduct one or more private placements of Common Stock for the purpose of raising additional capital (the “Subscription Offering”), enter into exchange agreements with the holders of each of the Company’s other outstanding series of preferred stock providing for the exchange by such holders of their shares of preferred stock on terms substantially similar to those provided in the Treasury Exchange Agreement and pay down a portion of the Company’s senior bank debt through an exchange for Common Stock.  The Common Stock is to be deemed for purposes of each of the contemplated exchange transactions to have a value equal to the per share price at which the Common Stock is sold in the Subscription Offering.

The Company did not have a sufficient number of shares of authorized Common Stock to complete the contemplated exchanges.  Accordingly, the Treasury Department agreed to exchange its shares of TARP Preferred Stock for shares of a new class of preferred stock of the Company, to be designated as Series F Common Stock Equivalent (the “Common Stock Equivalents”).  The Common Stock Equivalents will automatically convert into Common Stock, at a conversion ratio of 1,000 shares of Common Stock for each share of Common Stock Equivalents, upon approval by the Company’s stockholders of an amendment to the Company’s Certificate of Incorporation sufficiently increasing the number shares of Common Stock that the Company is authorized to issue.  The Company is required under the Treasury Exchange Agreement and the Subscription Agreements to hold a stockholders meeting for this purpose, which the Company intends to do as soon as reasonably practicable.  The Common Stock Equivalents were to be valued for purposes of the exchange of TARP Preferred Stock and other contemplated exchange transactions on an as-converted basis pursuant to which each share of Common Stock Equivalent is deemed to have a value equal to the aggregate price of 1,000 shares of Common Stock sold in the Subscription Offering.

The Common Stock Equivalents constitute a series of preferred stock of the Company, the terms of which have been established by action of the Company’s board of directors pursuant to authority granted to the board of directors by the Company’s Certificate of Incorporation.  The Common Stock Equivalents are entitled to vote on an as-converted basis of 1,000 votes per share of Common Stock Equivalents, voting together with the Common Stock as a single class of voting stock, on all matters on which the holders of the Common Stock are entitled to vote.  No dividends will accrue or be payable on the Common Stock Equivalents during the period prior to February 14, 2014.  Thereafter, dividends would only be payable on the Common Stock Equivalents if declared by the board of directors, which is not anticipated.  Dividends on the Common Stock Equivalents are not cumulative.  The Common Stock Equivalents have a liquidation preference of $1,000 per share.

Subscription Agreements

The Company entered into separate Subscription Agreements with CJA Private Equity Financial Restructuring Master Fund I L.P. (“CJA”), an affiliate of Gapstow Capital Partners, and 11 other accredited investors not affiliated with CJA providing for the sale of Common Stock at a price of $1.00 per share.  The Company sold an aggregate of 4,325,500 shares of Common Stock to the investors in the Subscription Offering, of which CJA purchased 1,935,500 shares. The terms of each Subscription Agreement are substantially the same, except that the Subscription Agreement for CJA and one other investor also provided for certain rights for CJA and that investor that were set forth in separate letter agreements (each an “Investor Rights Agreement”).  The Subscription Agreements each provide certain securities registration rights that are substantially similar to those provided for in the Registration Rights Agreement described below.

Under the Investor Rights Agreement for CJA, CJA is given certain: (i) rights to nominate one person for election as a director of the Company, subject to certain exceptions and limitations, including, among others, regulatory approval of the person so nominated, (ii) board observation and related information rights, (iii) rights to exchange a portion of its Common Stock Equivalents or Common Stock holdings into shares of a new series of  non-voting preferred stock, designated as Series G Non-Voting Preferred Stock (the “Series G Preferred Stock”), or, if authorized by an amendment of the Company’s Certificate of Incorporation, non-voting common stock to be issued by the Company at CJA’s request, in either case if CJA desires to reduce its holdings of voting stock of the Company to 4.9% for bank regulatory purposes, and (iv) pre-emptive rights to participate in future sales of Common Stock or similar securities to the extent necessary to maintain CJA’s percentage ownership in the Company’s Common Stock on a fully diluted basis, subject to applicable bank regulatory requirements.  CJA has chosen not to exercise its right to nominate a person for election as a director at the current time.  The Investor Rights Agreement also provides CJA with certain securities registration rights pursuant to the Registration Rights Agreement described below.  The Investor Rights Agreement for the other investor provides the investor with board observation rights.

The Series G Preferred Stock is subordinate and junior to all other series of preferred stock of the Company and ranks on parity with the Common Stock, except with respect to the declaration and payment of dividends, if any.  Holders of the Series G Preferred Stock do not have general voting rights. They only have voting rights to the extent required by the Delaware General Corporation Law with respect to proposed changes in the terms thereof.  The Series G Preferred Stock is not entitled to any liquidation preference over the Common Stock upon dissolution of the Company and is entitled to a priority of $0.001 per share over the Common Stock with respect to dividends, but only if the Company’s board of directors declares a dividend on the Common Stock.  The Series G Preferred Stock is not entitled to any dividends independently from dividends declared on the Common Stock. The Series G Preferred Stock will automatically convert into Common Stock at a conversion ratio of 100 shares of Common Stock for each share of Series G Preferred Stock, upon approval by the Company’s stockholders of an amendment to the Company’s Certificate of Incorporation authorizing a new series of non-voting Common Stock.

Series A Exchange Agreement

The Company entered into an Exchange Agreement, dated March 19, 2012 (the “Series A Exchange Agreement”), with the Automobile Club of Southern California and its affiliate, the Interinsurance Exchange of the Automobile Club (collectively, “AutoClub/IEAC”) with respect to the 16,560 shares and 38,639 shares of the Company’s Noncumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”), liquidation preference $10.00 per share, held by them, respectively.  The Series A Preferred Stock held by AutoClub/IEAC comprised all of the outstanding shares of Series A Preferred Stock.

The Series A Exchange Agreement provides for the exchange of the Series A Preferred Stock for Common Stock or Common Stock Equivalents on substantially the same 50% of liquidation amount as provided in the Treasury Exchange Agreement with respect to the TARP Preferred Stock.  The Series A Exchange Agreement did not provide for any exchange of Common Stock or Common Stock Equivalents for accrued dividends because the Series A Preferred Stock did not bear cumulative dividends.  The Series A Exchange Agreement provides AutoClub/IEAC with certain rights to participate in Common Stock repurchases initiated by the Company by selling to the Company up to that number of shares of Common Stock or Common Stock Equivalents that would maintain AutoClub/IEAC’s ownership of Common Stock at a level of less than 5% after giving effect to such repurchases by the Company.  In addition, the Company agreed not to issue any preferred stock for a period of two years following the closing of the exchange of the Series A Preferred Stock, except for issuances in connection with a shareholder rights plan, issuances in connection with a rights offering or other distribution to shareholders, or issuances approved by a majority of the outstanding Common Stock.

Series B Exchange Agreement

The Company entered into an Exchange Agreement (the “Series B Exchange Agreement”) with BBCN Bancorp, Inc. (“BBCN”) providing for the exchange by BBCN of all of the 100,000 shares of the Company’s outstanding Noncumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”), each having a liquidation preference of $10.00 per share, for Common Stock or Common Stock Equivalents on substantially the same discounted basis as provided in the Treasury Exchange Agreement for the exchange of the Company’s TARP Preferred Stock.  The Series B Exchange Agreement did not provide for any exchange of Common

Stock or Common Stock Equivalents for accrued dividends because the Series B Preferred Stock did not bear cumulative dividends.  The Series B Preferred Stock held by BBCN comprised all of the outstanding shares of Series B Preferred Stock.

The Series B Exchange Agreement provides BBCN with certain rights to participate in Common Stock repurchases initiated by the Company by selling to the Company up to that number of shares of Common Stock or Common Stock Equivalents that would maintain BBCN’s ownership of Common Stock at a level not exceeding 9.90% after giving effect to such repurchases by the Company.  In addition, the Company agreed not to issue any preferred stock for a period of two years following the closing of the exchange of the Series B Preferred Stock, except for issuances in connection with a shareholder rights plan, issuances in connection with a rights offering or other distribution to shareholders, or issuances approved by a majority of the outstanding Common Stock.

The Company also entered into an Investor Rights Agreement with BBCN that provides BBCN substantially the same rights as those provided in the Investor Rights Agreement with CJA described above, other than the right to nominate a person for election as a director of the Company.

Series C Exchange Agreement

The Company entered into an Exchange Agreement with National Community Investment Fund (“NCIF”) providing for the exchange by NCIF of all of the 76,950 shares of the Company’s Noncumulative Convertible Perpetual Preferred Stock, Series C, having a liquidation preference and a conversion price of $13.00 per share (the “Series C Preferred Stock”), held by NCIF for Common Stock or Common Stock Equivalents on substantially the same terms as provided in the Series B Exchange Agreement with respect to the Series B Preferred Stock.  The Series C Preferred Stock held by NCIF comprised all of the outstanding shares of Series C Preferred Stock.

The Company concurrently entered into an Investor Rights Agreement with NCIF having substantially the same provisions as the Investor Rights Agreement the Company entered into with CJA as described above, as well as the separate Registration Rights Agreement described below.  NCIF has chosen not to exercise the director nomination right provided in its Investor Rights Agreement at the current time.

Agreement for Partial Satisfaction of Debt Previously Contracted; Related Agreements

As previously reported in the Company’s reports filed with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2012 and its quarterly report on Form 10-Q for the quarter ended June 30, 2013, the Company has been, and remains, in default on a loan from BBCN Bank in the original principal amount of $5 million.  The Company entered into an Agreement for Partial Satisfaction of Debt Previously Contracted (the “DPC Agreement”) with BBCN Bank and NCIF in connection with the Recapitalization.  The DPC Agreement provides for an exchange of a portion of the principal amount of the BBCN Bank loan, and forgiveness of all interest accrued on the entire $5 million principal amount of the loan to the date of the exchange, for Common Stock or Common Stock Equivalents having a value equal to 100% of the loan principal amount exchanged.  The Common Stock or Common Stock Equivalents to be exchanged are valued for this purpose at the same value as provided in the Treasury Exchange Agreement with respect to the exchange of the TARP Preferred Stock.

The DPC Agreement provides that certain of the original terms of the BBCN Bank loan that would otherwise continue to apply to the Company’s loan payment and related obligations would be modified as set forth in a separate Change in Terms Agreement.  The changes in loan terms that have become effective pursuant to that agreement include, among others, extension of the maturity of the loan and a change to the repayment schedule on the loan to six quarterly payments of interest only beginning three months following the closing of the Recapitalization, followed by 48 monthly fully amortizing payments of principal and interest on the loan beginning 19 months after the closing of the Recapitalization; provided, that each payment on the loan must receive prior approval from the Federal Reserve Bank of San Francisco.  Failure to make such a payment due to an inability to obtain such approval despite required efforts to do so will not constitute an event of default under the revised loan terms.  In addition the interest rate on the loan has been increased to the Wall Street Journal Prime Rate plus 2%, with a floor (minimum) rate of 6%, from the original loan interest rate of the Wall Street Journal Prime Rate plus 1%, with a floor rate of 6%.

The DPC Agreement further provided that $1,150,000 of the principal amount of the BBCN Bank loan would be sold by BBCN Bank to NCIF for cash in the amount of $575,000 pursuant to a separate Loan Purchase and Sale Agreement entered into between BBCN Bank and NCIF.  NCIF was required pursuant to the Loan Purchase and Sale Agreement to concurrently exchange the loan principal amount so purchased by NCIF for Common Stock or Common Stock Equivalents valued at 100% of face value of the loan amount exchanged.  The shares of Common Stock or Common Stock Equivalents issued in that exchange were required to be valued for such purpose at the same value as provided in the Treasury Exchange Agreement with respect to the exchange of the TARP Preferred Stock.  Contemporaneously with the exchange by NCIF of the portion of the BBCN Bank loan that it purchased, NCIF exchanged 698 shares of the Common Stock Equivalents that it received for 6,982 shares of Series G Preferred Stock, which will automatically be converted into 698,200 shares of non-voting common stock if the stockholders approve an amendment to the Company’s Certificate of Incorporation authorizing the Company to issue non-voting common stock.

Registration Rights Agreement

The Company entered into a Registration Rights Agreement with CJA, NCIF and BBCN (collectively, the “Investors”) pursuant to which the Company is required to prepare and file a “shelf registration statement” under the Securities Act of 1933, as amended (the “Securities Act”) covering resales by the Investors from time to time of the stock issued to the respective Investors in the Recapitalization.  The stock to be included in the registration statement (the “Registrable Securities”) will include the Common Stock Equivalents and Common Stock initially issued in connection with the Recapitalization and Common Stock issued on conversion of the Common Stock Equivalents.  The registration statement is required to be filed within 90 days after the date on which the Recapitalization transactions were completed.  The Company is further required to use its best efforts to have the registration statement declared effective as soon as practical and in no event later than 90 days after filing or, if earlier, the fifth day after the staff of the SEC informs the Company that the staff will not review the registration statement, or will not review it further.  The Company is further required, with certain exceptions, to keep the registration statement effective, in compliance with the Securities Act, and available for resale of the Registrable Securities until the date that is twelve months after the initial effective date thereof.  Under the Registration Rights Agreement, the Investors each also have certain “piggyback” registration rights permitting each of the Investors to require, subject to certain exceptions, inclusion of their Registrable Securities in offerings of securities that the Company may decide to conduct.

The Registration Rights Agreement provides that all expenses incurred in connection with the shelf registration provided for therein will be borne by the Company, except that the Company will not be required to pay underwriters fees, discounts or commissions relating to Registrable Securities or fees of separate legal counsel for the Investors.  The Company also agreed in the Registration Rights Agreement to indemnify the Investors against losses, claims and expenses to which the Investors may become subject, under the Securities Act or otherwise, arising out of or based upon any actual or alleged false or misleading statements contained in the registration statement, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration.  The Investors are also required to indemnify the Company against certain losses, claims and expenses arising out of actual or alleged material misstatements or omissions in information supplied to the Company by the Investors for use in the registration statement.

Item 3.02                   Unregistered Sales of Equity Securities.

On August 22, 2013, the Company issued 13,997 shares of its Common Stock Equivalents and 4,235,500 shares of its Common Stock pursuant to the respective Exchange Agreements, Subscription Agreements and DPC Agreement and other loan modification agreements described in Item 1.01 above.

Each of the exchanges and sales of Common Stock Equivalents and Common Stock was conducted without registration under the Securities Act in reliance on the exemption from such registration requirement provided by Section 4(a)(2) of the Securities Act and Rule 506 thereunder.  Each of the exchanging and purchasing entities is believed by the Company to be an accredited investor and none were initially contacted through any advertising or other general solicitation efforts.

The shares of Common Stock were sold in the Subscription Offering for cash at a price of $1.00 per share.  The Common Stock Equivalents were valued on an as-converted basis of $1,000 per share, reflecting the fact that they are mandatorily convertible into 1,000 shares of Common Stock upon receipt of the requisite stockholder vote, for purposes of determining the number of shares of Common Stock Equivalents to be issued in exchange for the shares of the respective series of the Company’s outstanding preferred stock, accrued dividends on the TARP Preferred Stock and a portion of the principal amount of the BBCN Bank loan.

Item 5.01                   Changes in Control of Registrant.

As a result of its exchange of all outstanding shares of the Company’s TARP Preferred Stock pursuant to the Treasury Exchange Agreement described in Item 1.01 above, the Treasury Department now owns 10,146 shares of the Company’s Common Stock Equivalents, which constitutes 52.18% of the voting power of the Company’s outstanding stock having general voting rights.  Each share of Common Stock Equivalents will automatically convert into 1,000 shares of Common Stock upon approval by the Company’s stockholders of an amendment to the Company’s Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue, as further described in Item 1.01 above.  Each share of Common Stock Equivalents is entitled to vote on an as-converted basis and is therefore entitled to 1,000 votes.

In the Treasury Exchange Agreement, the Treasury Department agreed that it would vote its shares of Company stock, including both Common Stock Equivalents and Common Stock, in the same proportions (for, against or abstain) as all other holders of Common Stock on all matters on which holders of the Common Stock are entitled to vote, except with respect to certain Designated Maters.  The Designated Matters are:  (i) election and removal of directors, (ii) approval of any business combination, (iii) approval of a sale of all or substantially all of the assets or property of the Company, (iv) approval of a dissolution of the Company, (v) approval of any issuance of any securities of the Company on which holders of Common Stock are entitled to vote, (vi) approval of any amendment to the Company’s Certificate of Incorporation or bylaws on which holders of Common Stock are entitled to vote and (vii) approval of any other matters reasonably incidental to the foregoing as determined by the Treasury Department.  The Treasury Department also agreed to attend all meetings of the Company’s stockholders, in person or by proxy, for purposes of obtaining a quorum.

In order to effectuate the foregoing agreements by the Treasury Department, the Treasury Department also granted a proxy appointing the Chief Executive Officer and the Chief Financial Officer of the Company as attorneys-in-fact and proxies for the Treasury Department and its controlled affiliates, with full power of substitution, to vote, express consent or dissent or otherwise utilize such voting power in the manner and on the terms provided in the Treasury Exchange Agreement.

Item 5.03                   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the agreements and transactions described in Item 1.01 above, the Company filed certificates of designations with the Secretary of State of the State of Delaware on August 21, 2013 for the purpose of designating and establishing the number of shares, and the voting and other powers, preferences and rights, and qualifications, limitations and restrictions of the Common Stock Equivalents and the Series G Preferred Stock described in Item 1.01.  The certificates of designation became effective upon such filing.

Item 8.01      Other Events.

The Company issued a press release announcing the closing of the Recapitalization transactions described in Item. 1.01 above, a copy of which press release was attached as Exhibit 99.1 to the report on Form 8-K filed by the Company on August 23, 2013.  A copy of that press release, as revised solely to change the description of the California Community Foundation contained therein, is attached as Exhibit 99.1 to this report.

Item 9.01      Financial Statements and Exhibits.

99.1            Modified version of the press release dated August 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWAY FINANCIAL CORPORATION

Date: August 28, 2013	By	/s/ Brenda J. Battey
Brenda J. Battey
Chief Financial Officer

EXHIBIT INDEX

99.1            Modified version of the press release dated August 22, 2013